UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32349

Bermuda	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

In connection with the announcement of Signet Jewelers Limited (the “Company”) that Mike Barnes will become the Chief Executive Officer of the Company effective January 30, 2011, the Company advised Mr. Mark Light, Chief Executive Officer of the Company’s US Division, and Mr. Robert Anderson, Chief Executive Officer of the Company’s UK Division (each, an “Executive”), that the Executive would be entitled to a cash payment in the event that he continues to be an employee of the Company in good standing on August 1, 2012.  The payment to Mr. Light will equal $750,000 (subject to legally required deductions); the payment to Mr. Anderson will be the pounds sterling equivalent of $500,000 determined at the exchange rate applicable on August 1, 2012  (subject to legally required deductions).

The foregoing description is not complete and is qualified in its entirety by the letters attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter dated 1 October 2010 from Signet Jewelers Limited addressed to Mr. Mark Light.
10.2	Letter dated 1 October 2010 from Signet Jewelers Limited addressed to Mr. Robert Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: October 4, 2010

	By:	/s/ Mark A. Jenkins
	Name:	Mark A. Jenkins
	Title:	Group Company Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter dated 1 October 2010 from Signet Jewelers Limited addressed to Mr. Mark Light.
10.2	Letter dated 1 October 2010 from Signet Jewelers Limited addressed to Mr. Robert Anderson.